UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: May 19, 2006

AGA RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-51781	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141-757 W. Hastings Street, Vancouver, British Columbia, Canada V6C 1A1
(Address of Principal Executive Offices) (Zip Code)

(778) 863-0186
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by AGA Resources, Inc., a Nevada corporation (the “Registrant”), in connection with the item set forth below.

ITEM 1.01 Entry Into a Material Definitive Agreement

    On May 19, 2006, the Registrant entered into a Purchase Agreement (the “Purchase Agreement”) with Omega Services of 1056 Rochester Avenue, Coquitlam, British Columbia, Canada, to acquire diamond core drilling equipment for a purchase price of CA$40,365.12 to enable it pursue its mining exploration activities. A copy of the Purchase Agreement is attached as exhibit 10.1 hereto and is incorporated herein by reference.

    The diamond core drilling equipment, including a diamond core drill, motor, assemblies, pumps, bits and assorted tools and equipment are for use in drilling the Registrant’s mineral claim. This new equipment will be used to collect core samples for testing by the laboratory. Core sampling is the process of drilling holes to a depth of up to 1,400 feet in order to extract samples of the earth. The samples will be tested to further determine if mineralized material is located on the property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGA RESOURCES, INC.
By	/s/ Zhang, JianPing
Zhang, JianPing President
Dated: May 25, 2006